Exhibit 1.1

ACRES COMMERCIAL REALTY CORp.

$50,000,000 of the Shares of Common Stock

(Par Value $0.001 Per Share)

EQUITY DISTRIBUTION AGREEMENT

Dated September 3, 2026

1

TABLE OF CONTENTS

Section 26	ENTIRE AGREEMENT, AMENDMENTS AND WAIVERS.	35
Section 27	RECOGNITION OF THE U.S. SPECIAL RESOLUTION REGIMES.	35

EXHIBITS

EXHIBIT A FORM OF PLACEMENT NOTICE
EXHIBIT B AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES
EXHIBIT C COMPENSATION
EXHIBIT D-1 OFFICERS’ CERTIFICATE OF THE COMPANY
EXHIBIT D-2 CERTIFICATE OF THE CHIEF FINANCIAL OFFICER
EXHIBIT E PERMITTED FREE WRITING PROSPECTUS
EXHIBIT F FORM OF CORPORATE OPINION
EXHIBIT G FORM OF TAX OPINION
EXHIBIT H COMPANY SUBSIDIARIES

ACRES Commercial Realty Corp.

(a Maryland corporation)

$50,000,000 of the Shares of Common Stock

(Par Value $0.001 Per Share)

EQUITY DISTRIBUTION AGREEMENT

September 3, 2026

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Ladies and Gentlemen:

ACRES Commercial Realty Corp., a Maryland corporation (the “Company”), confirms its agreement (this “Agreement”) with Raymond James & Associates, Inc. (the “Agent”), as follows:

Section 1 Description of Securities.

The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, the Company may issue and sell to or through the Agent, acting as sole designated sales agent and/or principal, up to $50,000,000 of shares (the “Maximum Amount”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the Maximum Amount of the Securities (as defined below) issued and sold under this Agreement shall be the sole responsibility of the Company, and the Agent shall have no obligation in connection with such compliance. The offering and sale of the Securities through the Agent will be effected pursuant to the Registration Statement (as defined below) that was filed by the Company under the Securities Act of 1933, as amended (collectively with the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder, the “Securities Act”).

The Company has filed, in accordance with the provisions of the Securities Act, with the Commission a shelf registration statement on Form S-3 (No. 333-278433) on April 1, 2024, including a base prospectus, covering the registration of the offer and sale of certain securities, including the Securities to be issued from time to time by the Company, which shelf registration statement, including any amendments thereto, was declared effective by the Commission under the Securities Act and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to the Agent, for use by the Agent, copies of the base prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities. Except where the context otherwise requires, such registration statement (including any replacement of such registration statement that is filed upon the expiration of such registration statement), on each date and time that such registration statement and any post-effective amendment thereto became or becomes effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) of the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act, is herein called the “Registration Statement.” The base prospectus included in the Registration Statement, including all documents incorporated therein by reference, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) of the Securities Act, is herein called the “Prospectus.” The Company may file one or more additional registration statements (which shall be the Registration Statement) from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable (which shall be the Prospectus Supplement), with respect to the Securities. Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.

For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”); all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Securities (as defined below) by the Agent outside of the United States. All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

As used in this Agreement, the following terms have the respective meanings set forth below:

“Agent” has the meaning set forth in the introductory paragraph of this Agreement.

“Applicable Time” means the time of each sale of any Securities pursuant to this Agreement.

“Commitment Period” means the period commencing on the date of this Agreement and expiring on the date this Agreement is terminated pursuant to Section 13.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Issuance” means each occasion the Company elects to exercise its right to deliver a Placement Notice that specifies that it relates to an “Issuance” and requires the Agent to use commercially reasonable efforts to sell the Securities as specified in such Placement Notice, subject to the terms and conditions of this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and (iv) all free writing prospectuses that are listed in Exhibit E hereto, in each case in the form furnished (electronically or otherwise) to the Agent for use in connection with the offering of the Securities.

“NYSE” means the New York Stock Exchange.

“Rule 158,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424(b),” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act.

“Sales Price” means, for each Issuance hereunder, the actual sale execution price of each Security sold by the Agent on NYSE hereunder in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Selling Period” means the period of Trading Days determined by the Company in the Company’s sole discretion and specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), beginning on the date specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) or, if such date is not a Trading Day, the next Trading Day following such date.

“Securities” means all shares of Common Stock issued or issuable pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“Trading Day” means any day which is a trading day on NYSE.

The Agent has been appointed by the Company as its agent to sell the Securities and agrees to use commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of NYSE to sell the Securities offered by the Company upon the terms and subject to the conditions contained herein.

Section 2 PLACEMENTS

(a) Upon the terms and subject to the conditions of this Agreement, on any Trading Day as provided in Section 2(c) hereof during the Commitment Period on which the conditions set forth in Section 9 hereof have been satisfied, the Company wishes to issue and sell the Securities hereunder (each, a “Placement”), the Company shall (i) deliver an email notice (or other method mutually agreed to in writing by the parties) to the Agent containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the maximum number of Securities to be issued (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Exhibit A and (ii) instruct the placement agents under any other “at-the-market” offering program of Preferred Stock or Common Stock to immediately suspend such programs and stop any offers and sales under such programs on any day during the pendency of a Placement Notice. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such exhibit), and shall be addressed to each of the individuals from the Agent set forth on Exhibit B, as such Exhibit B may be amended in writing by the Company or the Agent with respect to their respective individuals, as applicable, from time to time.

(b) If the Agent wishes to accept such proposed terms included in the Placement Notice (which it may decline to do for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, the Agent will, prior to 4:30 p.m. (New York City Time) on the business day following the business day on which such Placement Notice is delivered to the Agent, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company set forth on Exhibit B, setting forth the terms that the Agent is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Agent until the Company delivers to the Agent an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Agent set forth on Exhibit B. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of the Agent’s acceptance of the terms of the Placement Notice or upon receipt by the Agent of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities has been sold, (ii) in accordance with the notice requirements set forth in Section 4 below, the Company or the Agent terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 13 or (v) either party shall have suspended the sale of the Placement Securities in accordance with Section 4 below. It is expressly acknowledged and agreed that neither the Company nor the Agent will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to the Agent and either (i) the Agent accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control (unless such Placement Notice is declined, suspended or otherwise terminated in accordance with the terms of this Agreement).

(c) No Placement Notice may be delivered hereunder other than on a Trading Day during the Commitment Period, no Placement Notice may be delivered hereunder if the Selling Period specified therein may overlap in whole or in part with any Selling Period specified in a Placement Notice (as amended by the corresponding Acceptance, if applicable) delivered unless the Securities to be sold under all such previously delivered Placement Notices have all been sold or such previously delivered Placement Notices have been declined, suspended or otherwise terminated in accordance with the terms of this Agreement.

(d) Notwithstanding any other provision of this Agreement, any notice required to be delivered by the Company or by the Agent pursuant to this Section 2 may be delivered by telephone (confirmed promptly by facsimile or email addressed to all of the individuals from the Company and the Agent set forth on Exhibit B, which confirmation will be promptly acknowledged by the receiving party) or other method mutually agreed to in writing by the parties. For the avoidance of doubt, notices delivered by telephone shall originate from any of the individuals from the Company or the Agent set forth on Exhibit B.

Section 3 SALE OF SECURITIES.

(a) On the basis of the representations and warranties herein contained and subject to the provisions of Section 2(b) and 6(a), upon the Agent’s acceptance of the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), and unless the sale of the Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Securities at market prevailing prices up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice (as amended by the corresponding Acceptance, if applicable); provided, however, that the Agent shall have no obligation to offer or sell any Securities, and the Company acknowledges and agrees that the Agent shall not have any such obligation, in the event an offer or sale of the Securities on behalf of the Company may in the judgment of the Agent constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act (“Regulation M”), in connection with the Agent’s initiation of research reports about the Company to ensure compliance with Regulation M and any other applicable legal or regulatory requirement, or the Agent reasonably believes it may be deemed an “underwriter” under the Securities Act in a transaction that is other than by means of ordinary brokers’ transactions between members of NYSE that qualify for delivery of a Prospectus to NYSE in accordance with Rule 153 under the Securities Act. Unless the exceptive securities provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are satisfied with respect to the Common Stock, the Company shall give the Agent at least one (1) business day’s prior notice (or five (5) business days’ prior notice, if the applicable “restricted period” for the Securities under Regulation M is five (5) days) of its intent to sell any Securities pursuant to a Placement Notice in order to allow the Agent sufficient time to comply with Regulation M. The Agent acting under a Placement Notice will provide written confirmation to the Company (which may be sent by email correspondence to the Company persons identified on Exhibit B), no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Securities hereunder setting forth the number of Securities sold on such day, the compensation payable by the Company to the Agent pursuant to this Section 3(a) with respect to such sales, and the Net Proceeds payable to the Company, with an itemization of deductions made by the Agent (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales. The amount of any commission, discount or other compensation to be paid by the Company to the Agent, when they are acting as agent, in connection with the sale of the Securities shall be determined in accordance with the terms set forth in Exhibit C. The Company agrees that whenever it determines to sell Securities directly to the Agent as principal it will enter into a separate written Terms Agreement (each, a “Terms Agreement”) relating to such sale in accordance with Section 6(h) hereof. References herein to “this Agreement” or to matters contained “herein” or “hereunder,” or words of similar import, mean this Agreement and any applicable Terms Agreement.

(b) The Securities may be offered and sold by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415, including without limitation sales made directly on NYSE, on any other existing trading market for the Common Stock or to or through a market maker, or subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), by any other method permitted by law, including but not limited to, privately negotiated transactions or block trades, or through a combination of any such methods of sale.

Section 4 SUSPENSION OF SALES.

The Company or the Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, as amended from time to time, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend or terminate any sale of Securities, and the applicable Selling Period shall immediately terminate; provided, however, that such suspension or termination of such sale of Securities shall not affect or impair either party’s obligations with respect to any Securities sold hereunder prior to the receipt of such notice. Each party hereto agrees that no such notice under this Section 4 shall be effective against the other party unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit may be amended in writing from time to time; provided that the failure by the Agent to deliver such notice shall in no way effect such party’s right to suspend the sale of Securities hereunder.

Section 5 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Agent as of the date hereof and as of each Representation Date (as defined below) on which certificates are required to be delivered pursuant to Section 7(o) hereof, as of the Applicable Time and as of each Settlement Date, as follows:

(a) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Securities Act and the Securities have been duly registered under the Securities Act pursuant to the Registration Statement. The Registration Statement and any post-effective amendments thereto have been declared effective under the Securities Act, any registration statement filed pursuant to Rule 462(b) of the Securities Act (a “Rule 462(b) Registration Statement”) has become effective under the Securities Act or will become effective under the Securities Act not later than 8:00 a.m. (New York City time) on the business day immediately after the date of this Agreement, and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Registration Statement was initially filed with the Commission on April 1, 2024.

(b) Registration Statement, Prospectus and Disclosure at Time of Sale. At the respective times that the Registration Statement, any Rule 462(b) Registration Statement and any amendments to any of the foregoing were declared or became effective, as the case may be, and at each Settlement Date, the Registration Statement, any Rule 462(b) Registration Statement and any amendments to any of the foregoing complied and will comply in all material respects with the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

At the respective times the Prospectus or any amendment or supplement thereto was filed pursuant to Rule 424(b), at each Applicable Time, at each Settlement Date, as of each time prior to each Settlement Date that an investor agrees (orally or in writing) to purchase or, if applicable, reconfirms (orally or in writing) an agreement to purchase any Securities from the Agent, and at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of Securities (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise), neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto, considered together as a whole, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus and any amendments or supplements to any of the foregoing filed as part of the Registration Statement or any amendment thereto, filed pursuant to Rule 424(b) or delivered to the Agent for use in connection with the offering and sale of the Securities, complied when so filed or when so delivered, as the case may be, in all material respects with the Securities Act. Each Issuer Free Writing Prospectus (defined below) does not and will not include any information that conflicts with the information contained in the Registration Statement or the Prospectus that has not been superseded or modified. The representations and warranties in the preceding paragraphs of this Section 5(b) do not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use therein, which, for purposes of this Agreement, the Company and the Agent hereby acknowledge and agree that such information is limited to the information set forth under the heading “Plan of Distribution - Conflicts of Interest and Other Relationships” in the Prospectus. At the respective times that the Registration Statement or any Rule 462(b) Registration Statement or any amendment to any of the foregoing were filed, as of the earliest time after the filing of the Registration

Statement that the Company or any other offering participant made a bona fide offer of the Securities within the meaning of Rule 164(h)(2) under the Securities Act, on the date hereof, on each Representation Date, at each Applicable Time and at each Settlement Date, the Company was not, is not and will not be an “ineligible issuer” (as defined in Rule 405), without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405; and without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby. The copies of the Registration Statement, any Rule 462(b) Registration Statement and any amendments to any of the foregoing and the copies of any Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing that have been or subsequently are delivered to the Agent in connection with the offering and sale of the Securities (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise) were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Commission. For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to the Agent, and any similar terms, include, without limitation, electronic delivery.

(c) Testing-the-Waters Materials. The Company (i) has not engaged in any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act (“Testing-the-Waters Communications”) and (ii) has not authorized anyone to engage in Testing-the-Waters Communications.

(d) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the respective times they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, as applicable, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(e) Independent Accountants. Grant Thornton LLP, Ernst & Young LLP and PricewaterhouseCoopers LLP, the accountants who reviewed and/or certified the financial statements and any supporting schedules incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants as required by the Securities Act and the Public Company Accounting Oversight Board (United States).

(f) Financial Statements. The financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules (if any) and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and all such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved and comply as to form in all material respects with all applicable accounting requirements under the Securities Act, or the Exchange Act, as applicable. The supporting schedules, if any, included or incorporated by reference in the Registration Statement present fairly, in accordance with GAAP, the information required to be stated therein in all material respects. All “non-GAAP financial measures” (as such term is defined in the rules and regulations of the Commission), if any, contained or incorporated by reference in the Registration Statement and the Prospectus comply with Regulation G and Item 10 of Regulation S-K of the Commission, to the extent applicable.

(g) No Material Adverse Change in Business. Except as otherwise disclosed in the Registration Statement and the Prospectus, since the date of the most recent financial statements included or incorporated by reference in the Registration Statement and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date hereof), (A) there has been no material adverse change or any development that could reasonably be expected to result in a material adverse change in the condition (financial or other), results of operations, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (B) neither the Company nor any of its subsidiaries has incurred any liability or obligation or entered into any transaction or agreement that, individually or in the aggregate, is material with respect to the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has sustained any loss or interference with its business or operations from fire, explosion, flood, earthquake or other natural disaster or calamity, whether or not covered by insurance, or from any labor dispute or disturbance or court or governmental action, order or decree which could reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or other), results of operations, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business (in any such case, a “Material Adverse Effect”), and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(h) Good Standing of the Company. The Company (i) has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland; (ii) has power and authority to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement; and (iii) is duly qualified as a foreign corporation to transact business and is in good standing (to the extent such concept exists in the applicable jurisdiction) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except in cases of clauses (ii) and (iii), where the failure to have such power and authority or to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(i) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission) (i) has been duly organized and is validly existing as a corporation, limited or general partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization; (ii) has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement or the Prospectus; and (iii) is duly qualified as a foreign corporation, limited or general partnership or limited liability company, as the case may be, to transact business and is in good standing (to the extent such concept exists in the applicable jurisdiction) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except in the cases of clauses (ii) and (iii), where the failure to have such power and authority or to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding shares of capital stock of each such subsidiary that is a corporation, all of the issued and outstanding partnership interests of each such subsidiary that is a limited or general partnership and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each such subsidiary that is a limited liability company have been duly authorized and validly issued, are fully paid and (except in the case of general partnership interests) nonassessable, and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (collectively, a “Lien”); and none of the issued and outstanding shares of capital stock of any such subsidiary that is a corporation, none of the issued and outstanding partnership interests of any such subsidiary that is a limited or general partnership, and none of the issued and outstanding limited liability company interests, membership interests or other similar interests of any such subsidiary that is a limited liability company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such subsidiary or any other person.

(j) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus, except for subsequent issuances, if any, pursuant to this Agreement, and the shares of issued and outstanding capital stock of the Company have been, and as of each Settlement Date will be, duly authorized and validly issued and are, and will be, fully paid and nonassessable and were, and will be, issued in compliance with all applicable foreign, state and federal securities and “blue sky” laws; and none of the outstanding shares of capital stock of the Company was, and will be, issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person. The Company does not have any outstanding debt securities or preferred equity securities (other than the 5.75% Senior Notes due 2026 and the 8.625% Senior Secured Notes due 2031) that are rated by any “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the Exchange Act).

(k) Authorization of Agreements. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder (including the issuance and sale of the Securities and the use of proceeds from the sale of the Securities as described in the Registration Statement and the Prospectus under the caption “Use of Proceeds”) and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly taken.

(l) Authorization of Securities. The Securities to be sold by the Company under this Agreement have been duly authorized for issuance and sale to purchasers in the offering contemplated hereby and, when issued and delivered by the Company upon receipt of payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable; and, to the knowledge of the Company, the issuance and sale of the Securities to be sold by the Company under this Agreement are not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person.

(m) Description of Capital Stock. The Securities conform in all material respects to the statements relating thereto contained in the Registration Statement and the Prospectus.

(n) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (i) in violation of its charter, certificate of incorporation or formation and bylaws or operating agreement or equivalent governing documents (the “Organizational Documents”) or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in: (A) all subject instruments filed as exhibits to the Registration Statement and (B) all other contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, hedging agreements, lease or other instruments or agreements to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of their respective property or assets is subject (collectively, “Company Documents”), except in the case of clause (ii) for defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and compliance by the Company with its obligations under this Agreement do not and will not conflict with or constitute a breach of, or default, termination event or repayment event under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to any Company Documents, except for such conflicts, breaches, defaults or Liens that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, nor will such action result in any violation of (i) the provisions of the Organizational Documents of the Company or any of its subsidiaries or (ii) except as would not reasonably be expected to result in a Material Adverse Effect, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective assets, properties or operations. No event of default or default with notice and/or lapse of time that would constitute an event of default in respect of the Securities has occurred or is continuing.

(o) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or which might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(p) Accuracy of Descriptions and Exhibits. The information in the Registration Statement under the captions “Description of Common Stock and Preferred Stock,” and “Tax Considerations,” the information in the Prospectus under the caption “Supplemental Material Federal Income Tax Considerations,” and the information in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as amended, under the captions “Item 3. Legal Proceedings” and “Item 13. Certain Relationships and Related Transactions and Director Independence,” in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Company’s charter or bylaws or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects; all descriptions in the Registration Statement and the Prospectus of any Company Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments, agreements or documents required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(q) Intellectual Property. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) the Company and its subsidiaries own and possess or have valid and enforceable licenses to use , all patents, patent rights, patent applications, licenses, copyrights, inventions, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names, software, internet addresses, domain names and other intellectual property (collectively, “Intellectual Property”) that is described in the Registration Statement or the Prospectus or that is necessary for the conduct of their respective businesses as currently conducted and as described in the Registration Statement and the Prospectus; (ii) neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with rights of others with respect to any Intellectual Property; (iii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s or any subsidiary’s rights in or to any such Intellectual Property, challenging the validity, enforceability or scope of any such Intellectual Property, or asserting that the Company or any subsidiary infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement or the Prospectus, infringe or violate, any Intellectual Property of others, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; and (iv) the Company and its subsidiaries have complied with the terms of each agreement pursuant to which any Intellectual Property has been licensed to the Company or any subsidiary, all such agreements are in full force and effect, and the Company is unaware of any event or condition that has occurred or exists that gives or, with notice or passage of time or both, would give any person the right to terminate any such agreement.

(r) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the authorization, execution, delivery or performance by the Company of this Agreement, for the offering of the Securities as contemplated by this Agreement, for the issuance, sale or delivery of the Securities to be sold by the Company pursuant to this Agreement, or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement and the Prospectus, except such as have been obtained under the Securities Act, the Exchange Act, the rules of NYSE, , and except that no representation is made as to such as may be required under state or foreign securities laws.

(s) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; and except as would not, individually or in the aggregate, result in a Material Adverse Effect, neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

(t) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by any of them (if any) and good title to all other properties owned by any of them, in each case, free and clear of all Liens except such as (a) are described in the Registration Statement and the Prospectus or (b) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all real property, buildings and other improvements, and all equipment and other property held under lease or sublease by the Company or any of its subsidiaries is held by them under valid, subsisting and enforceable leases or subleases, as the case may be, with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any such leases or subleases, except for such claims which, if successfully asserted against the Company or any of its subsidiaries, would not, individually or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries have good and marketable title to the portfolio of commercial real estate debt investments described in the Registration Statement and the Prospectus, except for those commercial real estate debt investments that have been securitized as part of one or more of the Company’s collateralized debt obligations or have conditionally been assigned to a lender/buyer counterparty pursuant to a master repurchase agreement, in respect of which the Company has a binding and enforceable right to repurchase such debt investments from such lender/buyer counterparty subject to and in accordance with the terms of that repurchase agreement.

(u) 1940 Act. Neither the Company nor any of its subsidiaries is, and upon the issuance and sale of the Securities contemplated and the receipt and application of the net proceeds therefrom as described in the Registration Statement and the Prospectus under the caption “Use of Proceeds,” will be, an “investment company” or an entity “controlled” by an “investment company” (as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”)), in each case, that is required to register under the 1940 Act.

(v) Environmental Laws. Except as described in the Registration Statement and the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”)

or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws to conduct the business now operated by them and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(w) Absence of Registration Rights. There are no persons with (A) registration rights or other similar rights to have any securities (debt or equity) (i) registered pursuant to the Registration Statement or (ii) included in the offering contemplated by this Agreement or (B) co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity), included in the offering contemplated by this Agreement or sold in connection with the sale of the Securities.

(x) Form 8-A. The Company has filed with the Commission a Form 8-A providing for the registration under the Exchange Act of the Securities.

(y) NYSE. The outstanding shares of Common Stock have been approved for listing on the NYSE and the Company has applied for approval of the listing of Securities on the NYSE, subject to official notice of issuance.

(z) Tax Returns. The Company and its subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or have obtained extensions thereof, except where the failure so to file would not, individually or in the aggregate, result in a Material Adverse Effect, and have paid all taxes (including, without limitation, any estimated taxes) required to be paid and any other assessment, fine or penalty, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, result in a Material Adverse Effect.

(aa) Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(bb) Accounting and Disclosure Controls. The Company and its subsidiaries, on a consolidated basis, maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus is accurate. The Company is not aware of any material weakness in its internal controls over financial reporting. The Company and its subsidiaries, on a consolidated basis, maintain “disclosure controls and procedures” as such term is defined in Rule 13a-15 of the Exchange Act. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(cc) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith with which any of them is required to comply.

(dd) Absence of Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ee) Statistical and Market-Related Data. Any statistical, demographic, market-related and similar data included or incorporated by reference in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and accurately reflect the materials upon which such data is based or from which it was derived.

(ff) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor any director or officer of the Company or any of its subsidiaries nor, to the knowledge of the Company, any employee or agent of the Company or any of its subsidiaries, in each case acting on behalf of the Company or any of its subsidiaries, is aware of or has taken, directly or indirectly, any action that has resulted or would result in a violation by any such person of any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or any other applicable anti-corruption laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Company has instituted and maintains policies and procedures reasonably designed to promote and achieve compliance with the FCPA. Neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering of Securities for the purpose of funding or facilitating offering, paying, promising to pay or authorizing the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(gg) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements, the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries.

(hh) No Conflicts with Sanction Laws. Neither the Company nor any of its subsidiaries nor any director, officer or employee nor, to the knowledge of the Company, any affiliate (as defined in Rule 405 under the Securities Act) (“Affiliates”) of the Company or any of its subsidiaries nor any agent or other person acting on behalf of the Company or any of its subsidiaries, is an individual or entity, or is owned or controlled by an individual or entity, that is (i) currently the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, the “OFAC Sanctions”), (ii) nor is located, organized or resident in a country or territory that is the subject or the target of OFAC Sanctions, including, without limitation, the Crimea, Kherson, Zaporizhzhia, Donetsk, and Luhansk regions of Ukraine, Cuba, Iran, and North Korea (each, an “OFAC Country”) (each of (i) and (ii) an “OFAC Company”); and the Company will not directly or indirectly use the proceeds of the offering and sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or Affiliate (a) to fund or facilitate any activities of or business with any OFAC Company, (b) to fund or facilitate any activities or business in any OFAC Country or (c) in any other manner that will result in a violation by any person that is a party to this Agreement (including any person participating in the transaction, whether as underwriter, agent, advisor, investor or otherwise) of OFAC Sanctions. The Company and its subsidiaries have not engaged in and are not now engaged in any dealings or transactions with any OFAC Company or with any OFAC Country. There are not now and have not been any proceedings, investigations or voluntary or involuntary disclosures by or before any governmental authority involving the Company or any of its subsidiaries, or any of their respective directors, officers, agents, employees or Affiliates, relating to OFAC Sanctions, nor is any such proceeding, investigation or disclosure pending or, to the knowledge of the Company, threatened.

(ii) ERISA Compliance. None of the following events has occurred or exists or is reasonably likely to occur: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of ERISA with respect to a Plan (as defined below), determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal, state or foreign governmental or regulatory agency with respect to the employment or compensation of employees by the Company or any of its subsidiaries; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; (iv) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company’s most recently completed fiscal year; (v) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) of the Company and its subsidiaries compared to the amount of such obligations in the Company’s most recently completed fiscal year; (vi) any event or condition giving rise to a liability under Title IV of ERISA; or (vii) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to his, her or their employment, except in each case with respect to the events set forth in clauses (i) through (vii), as would not reasonably be expected, individually or in the aggregate with any other event set forth in clauses (i) through (vii), to result in a Material Adverse Effect. For purposes of this paragraph and the definition of ERISA, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) with respect to which the Company or any member of its “Controlled Group” (defined as any organization that is a member of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all members of an “affiliated service group” that together with the Company are (A) treated as a single employer within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”) or (B) under common control within the meaning of Section 4001(a)(14) of ERISA) may have any liability.

(jj) Transfer Taxes. There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Company or the issuance or sale by the Company of the Securities to be sold by the Company hereunder.

(kk) Offering Materials. The Company has not distributed and will not distribute, directly or indirectly (other than through the Agent), any “written communication” (as defined in Rule 405 under the Securities Act) or other offering materials in connection with the offering or sale of the Securities, other than the Prospectus, any amendments or supplements to any of the foregoing that are filed with the Commission and any Permitted Free Writing Prospectus.

(ll) No Restrictions on Dividends. No subsidiary of the Company is a party to or otherwise bound by any instrument or agreement that limits or prohibits, directly or indirectly, any subsidiary of the Company from paying any dividends or making any other distributions on its capital stock, limited or general partnership interests, limited liability company interests, or other equity interests, as the case may be, or from repaying any loans or advances from, or (except for instruments or agreements that by their express terms prohibit the transfer or assignment thereof or of any rights thereunder) transferring any of its properties or assets to, the Company or any other subsidiary, in each case except as described in the Registration Statement and the Prospectus or as would not reasonably be expected to result in a Material Adverse Effect.

(mm) Brokers. There is not a broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement, except for the commission, discount or other compensation payable to the Agent in connection with the sale of the Securities.

(nn) Real Estate Investment Trust. Commencing with its taxable year ended December 31, 2005, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code and all applicable regulations under the Code, and its form of organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code and all applicable regulations under the Code, and the Company, after reasonable inquiry and diligence, does not know of any event that would reasonably be expected to cause the Company to fail to qualify as a REIT at any time. Each of the Company’s corporate subsidiaries that has elected, together with the Company, to be a “taxable REIT subsidiary” is in compliance with all requirements applicable to a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code and all applicable regulations under the Code, and the Company, after reasonable inquiry and diligence, is not aware of any fact that could negatively impact such qualification. Each of the Company’s subsidiaries that is not a “taxable REIT subsidiary” is a disregarded entity or a partnership for U.S. federal income tax purposes. Each of the Company’s subsidiaries listed on Exhibit H hereto are subsidiaries of the Company that are “taxable REIT subsidiaries” within the meaning of Section 856(l) of the Code. The Company has no other “taxable REIT subsidiaries” as of the date hereof. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation set forth in the Registration Statement and the Prospectus are true, complete and correct in all material respects, and no deviation from such proposed method of operation is currently contemplated.

(oo) Cybersecurity; Data Protection. (i) The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted and, to the Company’s knowledge, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptant; (ii) the Company and its subsidiaries have implemented and maintained controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with the business of the Company and its subsidiaries as currently conducted, and, to the knowledge of the Company, there have been no material breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same; and (iii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification; except, in the case of the foregoing clauses (i), (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(pp) No Prior Sales. Except as disclosed in the Registration Statement and the Prospectus, the Company has not sold, issued or distributed any Securities.

(qq) Issuer Free Writing Prospectus. Other than the Registration Statement and the Prospectus, the Company (including its agents and representatives, other than the Agent in its capacity as such), has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act), that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below), an “Issuer Free Writing Prospectus”), other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the documents listed on Exhibit E hereto or (iii) any Permitted Free Writing Prospectus or other written communications approved in writing in advance by the Agent. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Prospectus, and, when taken together with the Prospectus, did not, and as of each Applicable Time and each Settlement Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in any such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to the Agent furnished to the Company by the Agent expressly for use in such Issuer Free Writing Prospectus, which, for purposes of this Agreement, the Company and the Agent hereby acknowledge and agree that such information is limited to the information set forth under the heading “Plan of Distribution - Conflicts of Interest and Other Relationships” in the Prospectus.

Any certificate signed by any officer or any authorized representative of the Company and delivered to the Agent or to counsel for the Agent pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby as of the date or dates indicated on such certificate.

Section 6 SALE AND DELIVERY; SETTLEMENT.

(a) Sale of Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Agent’s acceptance of the terms of a Placement Notice or upon receipt by the Agent of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Securities at market prevailing prices up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling Securities, (ii) the Agent will incur no liability or obligation to the Company or any other person or entity if the Agent does not sell Securities for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Securities as required under this Section 6 and (iii) the Agent shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by the Agent in the applicable Terms Agreement.

(b) Settlement of Securities. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Securities will occur on the first (1st) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Securities sold will be equal to the aggregate sales price received by the Agent at which such Securities were sold, after deduction for (i) the Agent’s commission, discount or other compensation for such sale payable by the Company pursuant to Section 3 hereof, (ii) any other amounts due and payable by the Company to the Agent hereunder pursuant to Section 8(a) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Net Proceeds”).

(c) Delivery of Securities. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting the Agent’s or its designee’s account (provided the Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Securities on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) and Section 11 hereto, it will (i) hold the Agent harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to the Agent any commission, discount, or other compensation to which they would otherwise have been entitled absent such default.

(d) Denominations; Registration. The Securities shall be in such denominations and registered in such names as the Agent may request in writing at least one full business day before the Settlement Date. The Company shall deliver the Securities, if any, through the facilities of The Depository Trust Company as described in the preceding paragraphs unless the Agent shall otherwise instruct.

(e) Regulation M.During the term of this Agreement and notwithstanding anything to the contrary herein, the Agent agrees that in no event will it or, to the Agent’s knowledge, any of its affiliates, engage in any market making, bidding, stabilization or other trading activity with regard to the Preferred Stock or Common Stock if such activity would be prohibited under Regulation M under the Securities Act.

(f) Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Securities, if after giving effect to the sale of such Securities, the aggregate number of

Securities sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Securities under this Agreement, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement, and (C) the amount or number of shares of Common Stock authorized by the Company’s board of directors from time to time to be issued and sold under this Agreement (if different than the Maximum Amount, the Company will notify the Agent in writing of the number of shares of Common Stock so authorized). Under no circumstances shall the Company cause or request the offer or sale of any Securities pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors, duly authorized committee thereof or a duly authorized executive committee, and notified to the Agent in writing. Further, under no circumstances shall the aggregate number of Securities sold pursuant to this Agreement, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement, exceed the Maximum Amount. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Agreement, on the number or amount of Placement Securities issued and sold under this Agreement shall be the sole responsibility of the Company and that the Agent has no obligation in connection with such compliance.

(g) Limitation on the Agent. The Company agrees that any offer to sell, any solicitation of an offer to buy or any sales of Securities shall only be effected by or through only one Agent on any single given day, and the Company shall in no event request more than one Agent sell Securities on the same day; provided, however, that (a) the foregoing limitation shall not apply to (i) the exercise of any option, warrant, right or any conversion privilege set forth in the instrument governing such security or (ii) sales solely to employees or security holders of the Company or its subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons, (b) such limitation shall not apply on any day during which no sales are made pursuant to this Agreement and (c) such limitation shall not apply if, prior to any such request to sell Securities, all Securities the Company has previously requested the Agent to sell have been sold.

(h) No Obligation to Purchase Securities as Principal. The Agent shall not have any obligation to purchase Securities as principal, whether from the Company or otherwise, unless the Company and the Agent agree as set forth in a Terms Agreement. The Agent’s commitment to purchase Securities from the Company as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Company and performance by the Company of its covenants and other obligations herein contained, and shall be subject to the applicable terms and conditions herein set forth. With respect to a Terms Agreement, Agent shall specify the requirements, if any, for the officers’ certificate, opinions and letters of counsel and accountants’ letter pursuant to Sections 7(o), (p), (q), (r), (s), and (t), respectively, hereof in respect of such Terms Agreement. In the event of a conflict between the terms of this Agreement and a Terms Agreement, the terms of such Terms Agreement shall control. For the avoidance of doubt, nothing contained in this Section 6(h) shall limit or modify the Agent’s obligations under Section 6(a).

(i) Notwithstanding any other provision of this Agreement, the Company shall not issue a Placement Notice or otherwise offer, sell or deliver, or request the offer or sale of, any Securities pursuant to this Agreement and, by notice to the Agent given by telephone (confirmed promptly by facsimile transmission or email), shall cancel any instructions for the offer or sale of any Securities, and the Agent shall not be obligated to offer or sell any Securities, during any period in which the Company is, or reasonably could be deemed to be, in possession of material non-public information.

Section 7 COVENANTS OF THE COMPANY.

The Company covenants with the Agent as follows:

(a) Registration Statement Amendments. After the date of this Agreement and during any Selling Period or period in which a Prospectus relating to any Securities is required to be delivered by the Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), (i) the Company will promptly notify the Agent of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference therein, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon the Agent’s request, any amendments or supplements to the Registration Statement or Prospectus that, in the reasonable opinion of the Agent may be necessary or advisable in connection with the distribution of the Securities by the Agent (provided, however, that the failure of the Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference into the Registration Statement, relating to the Securities or a security convertible into the Securities unless a copy thereof has been submitted to the Agent within a reasonable period of time before the filing and the Agent has not reasonably objected thereto (provided, however, that the failure of the Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement); and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference into the Registration Statement, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b)(without reliance on Rule 424(b)(8)).

(b) Notice of Commission Stop Orders. The Company will advise the Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will use its commercially reasonable efforts to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(c) Delivery of Registration Statement and Prospectus. The Company will furnish to the Agent and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any Selling Period or period in which a Prospectus relating to the Securities is required to be delivered under the Securities Act, in such quantities and at such locations as the Agent may from time to time reasonably request; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Agent to the extent such document is available on EDGAR. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to the Agent will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Continued Compliance with Securities Laws. If at any time during any Selling Period or period when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Securities (including, without limitation, pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agent or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or (iii) amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify the Agent to suspend the offering of Securities during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Agent such number of copies of such amendment or supplement as the Agent may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, prevailing at that subsequent time, not misleading, the Company will promptly notify the Agent to suspend the offering of Securities during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e) Blue Sky and Other Qualifications. The Company will use its best efforts, in cooperation with the Agent, to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Agent may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement), and to promptly advise the Agent of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for offer or sale in any jurisdiction, or the exemption therefrom, or the initiation or threatening of any proceeding for such purpose; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement).

(f) Rule 158. The Company will make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agent the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act and Rule 158.

(g) Use of Proceeds. The Company will use the Net Proceeds received by them from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(h) Listing. During any Selling Period or any period in which the Prospectus relating to the Securities is required to be delivered by the Agent under the Securities Act with respect to a pending sale of the Securities (including in circumstances where such requirement may be satisfied pursuant to Rule

172), the Company will use its commercially reasonable efforts to cause the Securities to be listed on the NYSE.

(i) Filings with the NYSE. The Company will timely file with the NYSE all material documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.

(j) Reporting Requirements. The Company, during any Selling Period or period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(k) Notice of Other Sales. During any Selling Period, the Company shall provide the Agent written notice as promptly as reasonably possible (and, in any event, at least two (2) business days) or, in the event that the average daily trading volume (as defined under Regulation M) of the Common Stock falls below a value of $100,000 or that the Company’s common equity securities’ public float value (as defined under Regulation M) falls below $25 million, five (5) business days’ written notice before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Securities offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire shares of Common Stock; provided, that such notice shall not be required in connection with (i) the issuance, grant or sale of Common Stock, options to purchase shares of Common Stock or shares of Common Stock issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Prospectus, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets (provided that such issuance does not constitute a “distribution” giving rise to a “restricted period,” as defined in Regulation M), or (iii) the issuance or sale of shares of Common Stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time, provided the implementation of such dividend reinvestment plan is disclosed to the Agent in advance. In the event that notice of a proposed sale is provided by the Company pursuant to this Section 7(k), the Agent may suspend activity under this program for such period of time as may be requested by the Company or deemed appropriate by the Agent.

(l) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Securities, advise the Agent promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Agent pursuant to this Agreement.

(m) Due Diligence Cooperation. At each Representation Date, and at such other times as may be reasonably requested by the Agent in connection with an offering of Securities, the Company will cooperate with any reasonable due diligence review conducted by the Agent or its representatives or agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Agent may reasonably request.

(n) Disclosure of Sales. The Company will disclose in its Quarterly Reports on Form 10-Q and in its Annual Report on Form 10-K in respect of any quarter in which sales of Securities were made under this Agreement, and/or, at the Company’s option, in a Current Report on Form 8-K, the number of Securities sold under this Agreement, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to such sales.

(o) Representation Dates; Certificates. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to the Agent as principal on a Settlement Date, and unless waived by the Agent or during a suspension:

(1) each time the Company:

(i) files the Prospectus relating to the Securities or amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Securities) the Registration Statement or the Prospectus relating to the Securities by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Securities;

(ii) files an Annual Report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K);

(iii) files a Quarterly Report on Form 10-Q under the Exchange Act; or

(iv) files a Current Report on Form 8-K containing amended financial information (other than an Earnings Announcement, to “furnish” information pursuant to Item 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act; and

(2) at any other time reasonably requested by the Agent (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (iv) and any time of request pursuant to this Section 7(o) shall be a “Representation Date”), the Company shall furnish the Agent with a certificate, in the form attached as Exhibit D-1 hereto, as promptly as possible and in no event later than three (3) Trading Days after any Representation Date. The requirement to provide certificates under this Section 7(o) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Securities following a Representation Date when the Company relied on such waiver and did not provide the Agent with certificates under this Section 7(o), then before the Company delivers the Placement Notice or the Agent sell any Securities, the Company shall provide the Agent with a certificate, in the form attached as Exhibit D-1 hereto, dated the date of the Placement Notice.

(p) CFO Certification. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, and as promptly as possible and in no event later than three (3) Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached as Exhibit D-1 hereto for which no waiver is applicable, the Company shall provide the Agent with a certificate in the form attached as Exhibit D-2 hereto, dated the date that such certificate is required to be delivered. The requirement to provide certificates under this Section 7(p) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Securities following a Representation Date when the Company relied on such waiver and did not provide the Agent with certificates under this Section 7(p), then before the Company delivers the Placement Notice or the Agent sell any Securities, the Company shall provide the Agent with a certificate, in the form attached as Exhibit D-2 hereto, dated the date of the Placement Notice.

(q) Opinion of Counsel for Company. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, and as promptly as possible and in no event later than three (3) Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached as Exhibit D-1 hereto for which no waiver is applicable, the Company shall cause to be furnished to the Agent a written opinion and a 10b-5 statement of Hunton Andrews Kurth LLP, counsel for the Company, in form and substance satisfactory to the Agent and its counsel, substantially similar to the form attached hereto as Exhibit F, dated the date that the opinion and 10b-5 statement is required to be delivered, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented. Notwithstanding the foregoing, if the Company subsequently decides to sell Securities following any Representation Date when the Company relied on such waiver and did not provide the Agent an opinion pursuant to this Section 7(q), then before the Company instructs the Agent to sell Securities pursuant to Section 2, the Company shall provide the Agent such opinion. As used in this Section 7(q), to the extent there shall be a sale of Securities on or following any Representation Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(r) Opinion of Tax Counsel. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, and as promptly as possible and in no event later than three (3) Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached as Exhibit D-1 hereto for which no waiver is applicable, the Company shall cause to be furnished to the Agent a written opinion of Hunton Andrews Kurth LLP, tax counsel for the Company, in form and substance satisfactory to the Agent and its counsel, substantially similar to the form attached hereto as Exhibit G, dated the date that the opinion is required to be delivered, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented. Notwithstanding the foregoing, if the Company subsequently decides to sell Securities following any Representation Date when the Company relied on such waiver and did not provide the Agent an opinion pursuant to this Section 7(r), then before the Company instructs the Agent to sell Securities pursuant to Section 2, the Company shall provide the Agent such opinion. As used in this Section 7(r), to the extent there shall be a sale of Securities on or following any Representation Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(s) Maryland Counsel Legal Opinion. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, and as promptly as possible and in no event later than three (3) Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached as Exhibit D-1 hereto for which no waiver is applicable, the Agent shall have received the favorable opinion of Womble Bond Dickinson (US) LLP, Maryland counsel for the Company, dated the date that the opinion is required to be delivered, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, any such counsel may furnish the Agent with a letter to the effect that the Agent may rely on a prior opinion delivered under this Section 7(s) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date). Notwithstanding the foregoing, if the Company subsequently decides to sell Securities following any Representation Date when the Company relied on such waiver and did not provide the Agent an opinion pursuant to this Section 7(s), then before the Company instructs the Agent to sell Securities pursuant to Section 2, the Company shall provide the Agent such opinion. As used in this Section 7(s), to the extent there shall be a sale of Securities on or following any Representation Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(t) Comfort Letters. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, and as promptly as possible and in no event later than three (3) Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached as Exhibit D-1 hereto for which no waiver is applicable, the Company shall cause its independent accountants to furnish the Agent a letter (a “Comfort Letter”), dated the date the Comfort Letter is delivered, in form and substance reasonably satisfactory to the Agent, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. Notwithstanding the foregoing, if the Company subsequently decides to sell Securities following any Representation Date when the Company relied on such waiver and a Comfort Letter pursuant to this Section 7(t) was not provided to the Agent, then promptly after the Company instructs the Agent to sell Securities pursuant to Section 2, the Agent shall be provided such Comfort Letter. As used in this Section 7(t), to the extent there shall be a sale of Securities on or following any Representation Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(u) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than the Agent, any Preferred Stock or Common Stock on any day during the pendency of any Placement Notice; provided, however, that, upon written consent of the Placement Agent, the Company may bid for and purchase shares of its Common Stock in accordance with Rule 10b-18 under the Exchange Act to the extent permissible under Regulation M. The Company will, and will use its commercially reasonable efforts to cause its officers, directors, affiliates, agents and representatives to, suspend any other “at-the-market” offering program and stop any offers and sales of Preferred Stock or Common Stock under such programs on any day during the pendency of a Placement Notice.

(v) Compliance with Laws. The Company and each of its subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable Environmental Laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a Material Adverse Effect.

(w) Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Securities as contemplated by the provisions hereof and the Prospectus.

(x) No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405) approved in advance in writing by the Company and the Agent in its capacity as principals or agents hereunder, the Company (including its agents and representatives, other than the Agent as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Securities to be sold by the Agent as principal or agent hereunder.

(y) [Reserved]

(z) Qualification and Taxation as a REIT. The Company will use its best efforts to continue to qualify for taxation as a REIT under the Code for its taxable year ending December 31, 2026, and thereafter, and will not take any action to revoke or otherwise terminate the Company’s REIT election, unless the Company’s board of directors determines in good faith that it is no longer in the best interests of the Company and its stockholders to be so qualified.

(aa) Renewal of Registration Statement. The date of this Agreement is not more than three years subsequent to the initial effective date of the Registration Statement (the “Renewal Date”). If, immediately prior to the Renewal Date, this Agreement has not terminated and a prospectus is required to be delivered or made available by the Agent under the Securities Act or the Exchange Act in connection with the sale of such Securities, the Company will, prior to the Renewal Date, file, if it has not already done so, a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to such Securities, and, if such registration statement is not an automatic shelf registration statement, will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date, and will take all other reasonable actions necessary or appropriate to permit the public offer and sale of such Securities to continue as contemplated in the expired registration statement relating to such Securities. References herein to the “Registration Statement” shall include such new shelf registration statement or automatic shelf registration statement, as the case may be filed by the Company for the purpose of registering the Securities to be sold pursuant to this Agreement.

(bb) Rights to Refuse Purchase. If, to the knowledge of the Company, all filings required by Rule 424 under the Securities Act in connection with the offering of the Securities shall not have been made or the representations and warranties of the Company in Section 5 hereof shall not be true and correct on any applicable Settlement Date, the Company will offer to any person who has agreed to purchase Securities from the Company as a result of an offer to purchase solicited by the Agent the right to refuse to purchase and pay for such Securities.

Section 8 PAYMENT OF EXPENSES.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the preparation, issuance and delivery of the certificates for the Securities to the Agent, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Securities to the Agent, (iii) the fees and disbursements of the counsel, accountants and other advisors to the Company, (iv) the reasonable fees and expenses of Agent including but not limited to the reasonable fees and expenses of the counsel to the Agent, payable upon the execution of this Agreement, (a) in an amount not to exceed $100,000 in connection with the execution of this Agreement, (b) in an amount not to exceed $20,000 in connection with each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(o) for which no waiver is applicable and excluding the date of this Agreement, and (c) in an amount not to exceed $30,000 for each program “refresh” (filing of a new registration statement, prospectus or prospectus supplement relating to the Placement Shares and/or an amendment of this Agreement) executed pursuant to this Agreement, which, for the avoidance of doubt, shall not be due if reimbursement is required under the immediately preceding clause, (v) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 7(e) hereof, (vi) the printing and delivery to the Agent of copies of any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Agent to investors, (vii) the fees and expenses of the custodian and the transfer agent and registrar for the

Securities, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Agent in connection with, the review by FINRA of the terms of the sale of the Securities up to an aggregate amount not to exceed $5,000) and (ix) the fees and expenses incurred in connection with the listing of the Securities on NYSE.

(b) Termination of Agreement. If this Agreement is terminated by the Agent in accordance with the provisions of Section 9 or Section 13(a)(i) or (iii) (with respect to the first clause only) hereof, the Company shall reimburse the Agent for all reasonable, accountable out of pocket expenses not already reimbursed pursuant to Section 8(a), including reasonable fees and disbursements of counsel actually incurred by the Agent in connection with the transactions contemplated by this Agreement, unless Securities having an aggregate offering price of $10,000,000 or more have previously been offered and sold under this Agreement; provided, however, that such expenses shall not exceed an aggregate amount under this Agreement of $50,000.

Section 9 CONDITIONS OF THE OBLIGATIONS OF THE AGENT.

The obligations of the Agent hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company contained in this Agreement or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement shall have become effective and shall be available for (i) all sales of Securities issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Securities contemplated to be issued by any Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) No Misstatement or Material Omission. The Agent shall not have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact, that in the Agent’s opinion is material, or omits to state a fact, that in the Agent’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change to the condition, financial or otherwise, or in the properties, earnings, business affairs or business prospects of the Company and each of its subsidiaries taken as a whole.

(e) Opinion of Counsel for Company. The Agent shall have received the favorable opinions of Hunton Andrews Kurth LLP, required to be delivered pursuant to Section 7(q) on or before the date on which such delivery of such opinion is required pursuant to Section 7(q).

(f) Opinion of Tax Counsel for Company. The Agent shall have received the favorable opinions of Hunton Andrews Kurth LLP, required to be delivered pursuant to Section 7(r) on or before the date on which such delivery of such opinion is required pursuant to Section 7(r).

(g) Opinion of Maryland Counsel for the Company. The Agent shall have received the favorable opinions of Womble Bond Dickinson (US) LLP, required to be delivered pursuant to Section 7(s) on or before the date on which such delivery of such opinion is required pursuant to Section 7(s).

(h) Opinion of Counsel for the Agent. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and each time Securities are delivered to the Agent as principal on the Settlement Date, as promptly as possible and in no event later than three (3) Trading Days after each Representation Date with respect to which no waiver is applicable, the Agent shall have received the favorable opinion or negative assurance letter of Alston & Bird LLP, counsel for the Agent, dated the date such opinion or negative assurance letter is required to be delivered, in customary form and substance satisfactory to the Agent, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Alston & Bird LLP may rely as to matters involving the laws of the State of Maryland upon the opinion of Womble Bond Dickinson (US) LLP referred to in Section 7(s).

(i) (i) Representation Certificate. The Agent shall have received the certificates required to be delivered pursuant to Section 7(o) and Section 7(p) on or before the date on which delivery of such certificates is required pursuant to Section 7(o) and Section 7(p).

(j) Accountant’s Comfort Letter. The Agent shall have received the Comfort Letter required to be delivered pursuant to Section 7(t) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(t).

(k) Approval of Listing. The Securities shall have been approved for listing on NYSE, subject only to official notice of issuance.

(l) No Suspension. Trading in the Securities shall not have been suspended on NYSE.

(m) Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 7(o), counsel for the Agent shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

(n) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(o) Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Agent in its sole discretion by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 8 hereof and except that, in the case of any termination of this Agreement, Sections 5, 10, 11, 12, 21, and Section 22 hereof shall survive such termination and remain in full force and effect.

Section 10 INDEMNIFICATION.

(a) Indemnification by the Company.

(1) Subject to the limitations of this Section 10, the Company agrees to indemnify and hold harmless the Agent, the directors, officers, employees, affiliates and agents of the Agent, and each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and attorneys’ fees and expenses (collectively, “Damages”) arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, the Prospectus or in any amendment or supplement thereto, any “issuer information” filed or required to be filed pursuant to Rule 433(d), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading; except with respect to (i) or (ii) to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of the Agent, expressly for use in connection therewith. This indemnification shall be in addition to any liability that the Company may otherwise have.

(2) If any action or claim shall be brought against the Agent or any person controlling the Agent in respect of which indemnity may be sought against the Company, the Agent or such controlling person shall promptly notify in writing the party(s) against whom indemnification is being sought (the “indemnifying party” or “indemnifying parties”), and such indemnifying party or parties shall assume the defense thereof, including the employment of counsel reasonably acceptable to the Agent or such controlling person and the payment of all reasonable fees of and expenses incurred by such counsel. The Agent or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Agent or such controlling person, unless (i) the indemnifying party(s) has (have) agreed in writing to pay such fees and expenses, (ii) the indemnifying party(s) has (have) failed to assume the defense and employ counsel reasonably acceptable to the Agent or such controlling person or (iii) the named parties to any such action (including any impleaded parties) include both the Agent or such controlling person and the indemnifying party(s), and the Agent or such controlling person shall have been advised by its counsel that one or more legal defenses may be available to the Agent that may not be available to the Company, or that representation of such indemnified party and any indemnifying party(s) by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party(s) shall not have the right to assume the defense of such action on behalf of the Agent or such controlling person (but the Company shall not be liable for the fees and expenses of more than one counsel for the Agent and such controlling persons)). The indemnifying party(s) shall not be liable for any settlement of any such action effected without its (their several) written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party(s) agree(s) to indemnify and hold harmless the Agent and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in the first paragraph of this Section 10.

(b) Indemnification by the Agent. The Agent agrees to indemnify and hold harmless the Company, its directors and its officers and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Agent, but only with respect to information furnished in writing by or on behalf of the Agent expressly for use in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto. If any action or claim shall be brought or asserted against the Company or any of its directors, any of its officers or any such controlling person based on the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Agent pursuant to this Section 10(b), the Agent shall have the rights and duties given to the Company by Section 10(a)(2) (except that if the Company shall have assumed the defense thereof the Agent shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Agent), and the Company, its directors, its officers and any such controlling persons, shall have the rights and duties given to the Agent by Section 10(a)(2).

(c) Settlement. In any event, (i) the Company will not, without the prior written consent of the Agent, settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Agent or any person who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent (x) includes an unconditional release of the Agent and such controlling persons from all liability arising out of such claim, action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, and (ii) the Agent will not, without the prior written consent of the Company, settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which the indemnification may be sought hereunder unless such settlement, compromise or consent (x) includes an unconditional release of the Company from all liability arising out of such claim, action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 10, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 10 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

Section 11 CONTRIBUTION.

If the indemnification provided for in Section 10 is unavailable or insufficient for any reason whatsoever to an indemnified party in respect of any Damages referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Agent, on the other hand, from the offering and sale of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative and several fault of the Company on the one hand, and the Agent, on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Agent, on the other hand, in connection with the applicable offering of Securities, shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company, on the one hand, bear to the total commissions received by the Agent in connection with the applicable offering of Securities, on the other hand. The relative fault of the Company on the one hand, and the Agent on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or by the Agent on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 11 was determined by a pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, the Agent shall not be required to contribute any amount in excess of the amount of the commissions received by it in connection with the Securities sold by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Any Damages for which an indemnified party is entitled to indemnification or contribution under Section 10 or this Section 11 shall be paid by the indemnifying party to the indemnified party as Damages are incurred after receipt of reasonably itemized invoices therefor. The indemnity, contribution and reimbursement agreements contained in Section 10 and this Section 11 shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Agent or any person controlling the Agent, the Company and its directors, its officers or any person controlling the Company, (ii) acceptance of any Securities and payment therefor hereunder and (iii) any termination of this Agreement. A successor to the Agent or any person controlling the Agent or to either of the Company, its directors, its officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in Section 10 and this Section 11.

The remedies provided for in Section 10 and this Section 11 are not exclusive and shall not limit any rights or remedies that otherwise may be available to any indemnified person at law or in equity.

Section 12 REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect,

regardless of any investigation made by or on behalf of the Agent or any of its affiliates or selling agents, any person controlling the Agent or their respective officers or directors, or by or on behalf of the Company or any person controlling the Company, respectively, and shall survive delivery of the Securities to the Agent and shall survive delivery and acceptance of the Securities and payment therefor or any termination of this Agreement.

Section 13 TERMINATION OF AGREEMENT.

(a) Termination; General. The Agent, in its sole discretion, may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the properties, earnings, business affairs or business prospects of the Company and each of its subsidiaries whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof, any acts of terrorism involving the United States or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the sole judgment of the Agent, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in the Securities has been suspended or materially limited by the Commission or NYSE, or (iv) if trading generally on NYSE or the NYSE Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Termination by the Company. Subject to Section 13(f) hereof, the Company shall have the right to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(c) Termination by the Agent. Subject to Section 13(f) hereof, Agent, in its sole discretion, shall have the right to terminate this Agreement at any time after the date of this Agreement.

(d) Automatic Termination. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of Securities through the Agent on the terms and subject to the conditions set forth herein with an aggregate Sales Price equal to the Maximum Amount.

(e) Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties.

(f) Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Securities, such Securities shall settle in accordance with the provisions of this Agreement.

(g) Liabilities. If this Agreement is terminated pursuant to this Section 13, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 10, Section 11, Section 12, Section 21 and Section 22 hereof shall survive such termination and remain in full force and effect.

Section 14 NOTICES.

Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

(a) Notices to the Agent shall be directed to:

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Attention: Equity Capital Markets

Email: ATM@RaymondJames.com

with a copy to:

Alston & Bird LLP

90 Park Avenue, 15th Floor

New York, NY 10176

Attention: Paul Hespel and Rebecca Valentino

Email: paul.hespel@alston.com; rebecca.valentino@alston.com

(b) Notices to the Company shall be directed to:

ACRES Commercial Realty Corp.

390 RXR Plaza

Uniondale, New York 11556

Attention: Jaclyn Jesberger

Email: jjesberger@acrescap.com

with a copy to:

Hunton Andrews Kurth LLP

2200 Pennsylvania Avenue, NW

Washington, DC 20037

Attention: Robert K. Smith, Esq.

Email: RSmith@hunton.com

Section 15 PARTIES.

This Agreement shall inure to the benefit of and be binding upon the Agent, the Company, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agent, the Company, and their respective successors and the controlling persons and officers, directors, employees or affiliates referred to in Sections 10 and 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agent, the Company, and their respective successors, and said controlling persons and officers, directors, employees or affiliates and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Agent shall be deemed to be a successor by reason merely of such purchase.

Section 16 ADJUSTMENTS FOR STOCK SPLITS.

The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Securities.

Section 17 GOVERNING LAW AND TIME.

THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS. UNLESS OTHERWISE EXPLICITLY PROVIDED, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 18 EFFECT OF HEADINGS.

The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

Section 19 RESEARCH ANALYST INDEPENDENCE.

The Company acknowledges that (a) the Agent’s research analysts and research department are required to be independent from its investment banking division and are subject to certain regulations and internal policies and (b) the Agent’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, the value of the Common Stock and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Agent with respect to any conflict of interest that may arise from the fact that the views expressed by the Agent’s independent research analysts and research department may be different from or inconsistent with the views or advice communicated to the Company by the Agent’s investment banking division. The Company acknowledges that the Agent is a full service securities firm and as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that are the subject of the transactions contemplated by this Agreement.

Section 20 PERMITTED FREE WRITING PROSPECTUSES.

The Company represents, warrants and agrees that, unless it obtains the prior consent of the Agent and the Agent represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Agent or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit E hereto are Permitted Free Writing Prospectuses.

Section 21 ABSENCE OF FIDUCIARY RELATIONSHIP.

The Company acknowledges and agrees that:

(a) the Agent is acting solely as agent and/or principal in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship among the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Agent has advised or is advising the Company on other matters, and the Agent has no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b) the public offering price of the Securities set forth in this Agreement was not established by the Agent;

(c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d) the Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(e) it is aware that the Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Agent has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise;

(f) the Agent and its affiliates may engage in trading in the Common Stock for their own account or for the account of its clients at the same time as sales of the Securities occur pursuant to this Agreement; and

(g) it waives, to the fullest extent permitted by law, any claims it may have against the Agent for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Agent shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of the Company, including the respective employees or creditors of the Company.

Section 22 CONSENT TO JURISDICTION.

Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 23 PARTIAL UNENFORCEABILITY.

The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 24 WAIVER OF JURY TRIAL.

TO THE EXTENT PERMITTED BY LAW, THE COMPANY AND THE AGENT VOLUNTARILY AND IRREVOCABLY waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of THIS AGREEMENT.

Section 25 COUNTERPARTS.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 26 ENTIRE AGREEMENT, AMENDMENTS AND WAIVERS.

This Agreement (including all schedules and exhibits attached hereto, and Placement Notices issued pursuant hereto, any contemporaneous side letters and any prior engagement letters between the Company and the Agent) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Agent. Any provision or requirement of this Agreement may be waived or amended in any respect by a writing signed by the parties hereto. No waiver or amendment shall be enforceable against any party hereto unless in writing and signed by the party against which such waiver is claimed. A waiver of any provision or requirement of this Agreement shall not constitute a waiver of any other term and shall not affect the other provisions of this Agreement. A waiver of a provision or requirement of this Agreement will apply only to the specific circumstances cited therein and will not prevent a party from subsequently requiring compliance with the waived provision or requirement in other circumstances.

Section 27 RECOGNITION OF THE U.S. SPECIAL RESOLUTION REGIMES.

(a) In the event that the Agent is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that the Agent is a Covered Entity or a BHC Act Affiliate of the Agent and becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Agent are permitted to be exercised to no greater extent than such Default

Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 27:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

1. a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

2. a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

3. a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement by and among the Agent and the Company in accordance with its terms.

Very truly yours,

ACRES COMMERCIAL REALTY Corp.

By:	/s/ Mark Fogel
Name:	Mark Fogel
Title	President

CONFIRMED AND ACCEPTED,

as of the date first above written:

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Sean Wolf
Name:	Sean Wolf
Title	Managing Director

[Signature Page to Equity Distribution Agreement]